EXHIBIT 10.01

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT, dated as of June 2, 2006 (this “Agreement”), is entered into by and among DSL.NET, INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in (i) that certain Security Agreement, dated as of August 31, 2004 (as amended, modified and supplemented from time to time, the “Security Agreement” and, together with the Ancillary Agreements referred to therein, the “2004 Loan Documents”), and (ii) that certain Subordination Agreement, dated as of November 2, 2005, by and among Laurus, as First Lien Collateral Agent and as First Lien Lender (as defined therein), DunKnight Telecom Partners, LLC, a Delaware limited liability company, as Second Lien Collateral Agent (as defined therein), the Second Lien Lenders (as defined therein) (as amended, modified or supplemented from time to time, the “Subordination Agreement” and, together with the 2004 Loan Documents, the “Loan Documents”), as applicable.

WHEREAS, reference is made to the following Ancillary Agreements: (i) that certain Secured Revolving Note, dated as of August 31, 2004 and issued by the Company to Laurus (as amended, modified and/or supplemented, the “Revolving Note”); (ii) that certain Secured Convertible Minimum Borrowing Note, dated as of August 31, 2004 and issued by the Company to Laurus (as amended, modified and/or supplemented, the “MB Note”) (the Revolving Note and the MB Note are collectively referred to herein as the “Notes”);

WHEREAS, Laurus has agreed effective as of the date hereof to (i) extend the Maturity Date contained in each of the Notes and (ii) amend the Contract Rate contained in each of the Notes, and, in consideration thereof, the Company has agreed to issue to Laurus one million five hundred thousand (1,500,000) unregistered, restricted shares of the common stock of the Company (the “New Shares”);

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and Laurus agree as follows:

The Company and Laurus hereby agree that:

1.  Amended and Restated Revolving Note. The Revolving Note is hereby amended and restated in the form attached hereto as Exhibit A (the “Amended and Restated Revolving Note”). For the avoidance of doubt, the amendment and restatement of the Revolving Note as set forth in this Section 1 shall be in substitution for and not in satisfaction of the Revolving Note.

2.  Amended and Restated MB Note. The MB Note is hereby amended and restated in the form attached hereto as Exhibit B (the “Amended and Restated MB Note”). For the avoidance of doubt, the amendment and restatement of the MB Note as set forth in this Section 2 shall be in substitution for and not in satisfaction of the MB Note.

3.      New Shares. Immediately following the execution and delivery of this Agreement by each of the Company and Laurus, the Company hereby agrees to issue to Laurus the New Shares, subject to securities laws legends applicable to transactions of this type. Laurus hereby represents, warrants, and acknowledges to the Company that (a) the New Shares are being acquired for the account of Laurus, for purposes of investment, and not with a view to the distribution thereof, as those terms are used in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder; (b) Laurus has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment decision to acquire the New Shares pursuant to the terms of this Agreement; (c) Laurus has received copies of such documents and such other information as it has deemed necessary in order to make an informed investment decision with respect to the purchase of the New Shares; (d) Laurus understands, and has the financial capability of assuming, the economic risk of an investment in the New Shares for an indefinite period of time; and (e) no broker, agent, dealer or finder of any kind has been retained in connection with this Agreement (and the Company shall not be responsible for, and Laurus shall indemnify the Company for, any compensation of any kind which might be claimed as owing to any of such third parties.

4.      Common Stock Sale Limitation. Notwithstanding anything contained herein to the contrary (including, without limitation, the provisions of Section 9 hereof), Laurus shall not be entitled to sell any New Shares, in whole or in part, prior to the date that is three hundred sixty five (365) days after the date hereof (the “Lock-up Period”). Notwithstanding the forgoing, the Lock-up Period shall become null and void without any notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in any Loan Document).

5.      Effective Date. The transactions contemplated hereby shall be effective as of the date first above written (the “Effective Date”), when each of the following conditions has been satisfied: (i) each of the Company and Laurus shall have executed, and the Company shall have delivered to Laurus its respective counterpart to, this Agreement, (ii) the issuance by the Company to Laurus of the New Shares, and the receipt by Laurus of the stock certificates evidencing the New Shares, shall have occurred, (iii) the execution by the Company of, and receipt by Laurus of, the Amended and Restated Revolving Note and the Amended and Restated MB Note, and (iv) the transactions contemplated by Section 8, below, shall have occurred.

6.      Effect of Amendment. Except as specifically set forth in this Agreement, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect. From and after the Effective Date, all references in the Loan Documents to the Secured Revolving Note and Secured Minimum Borrowing Note shall be deemed to be references to the Amended and Restated Secured Revolving Note and the Amended and Restated Secured Minimum Borrowing Note, as contemplated herein.

7.      Representations of the Company. The Company hereby represents and warrants to Laurus that (i) no Event of Default (as defined in any Loan Document) exists and is continuing on the date hereof, (ii) on the date hereof, all representations and warranties made by the Company in the 2004 Loan Documents are in all material respects true, correct and complete as of the date hereof as if made as of the date hereof, except for those representations and warranties which were made as of a date certain, which such representations and warranties were true, correct and complete as of the respective dates made.

8.  Other Agreements; Wavers, Consent. Laurus hereby acknowledges that commensurate with the parties’ execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the Company will be entering into similar arrangements with DunKnight Telecom Partners LLC and its co-investor, Knight Vision Foundation (collectively, “DK”), to extend the maturity date of the Company’s outstanding debentures (the “DK Debentures”) to DK from September 4, 2006 to December 4, 2006, and, in connection therewith, the Company will issue to DK an aggregate of 3,900,000 shares of Company common stock (the “DK New Shares”) with substantially the same rights and restrictions as are set forth herein with respect to the New Shares (such transactions hereinafter being referred to as the “DK Amendment Transactions”). In connection with the transactions contemplated by this Agreement and the DK Amendment Transactions, Laurus hereby: (a) waives all economic anti-dilution rights to which Laurus would otherwise be entitled under the MB Note and/or the Revolving Note arising solely as a result of the issuance of the New Shares and the DK New Shares, and (b) consents to the above-described extension of the maturity date of the DK Debentures and the issuance of the DK New Shares.

9.  Piggy-Back Registration Rights. The Company hereby agrees that if at any time before the New Shares may be sold by Laurus pursuant to Rule 144(k) promulgated under the Securities Act, there is not an effective registration statement covering all of the New Shares and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act, of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to Laurus written notice of such determination and, if within fifteen (15) days of its receipt of such notice, Laurus so requests in writing that New Shares be included in such registration statement, the Company shall include in such registration statement all or any part of such New Shares not otherwise subject to an effective registration statement and requested by Laurus to be included in such registration statement, to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights, subject to Laurus’ delivery to the Company of all customary representations, waivers and indemnities applicable to selling stockholders in a registration statement. For avoidance of doubt, the registration rights provided to Laurus hereunder will rank pari passu with the registration rights to be provided by the Company to DK in respect to the DK New Shares to be issued by the Company as contemplated by Section 9 hereof.

10.     Form 8-K. The Company hereby agrees to file a Current Report on Form 8-K, completed as appropriate, with the Securities and Exchange Commission disclosing the terms and conditions set forth in this Agreement as soon as practicable, but no later than the fourth (4th) business day following the date hereof.

11.     Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforce-able by each of the parties hereto and its successors and permitted assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Agreement signed in its name effective as of the date first above written.

DSL.NET, INC.

By: /s/ David F. Struwas
Name: David F. Struwas
Title: President & CEO

LAURUS MASTER FUND, LTD.

By: /s/ David Grin
Name: David Grin
Title: Director

Agreed and acknowledged:

DUNKNIGHT TELECOM PARTNERS LLC, as Second Lien Collateral Agent, pursuant to the Subordination Agreement

By: /s/ Keir Kleinknecht
Name: Keir Kleinknecht
Title: Manager

EXHIBIT A

Form of Amended and Restated Revolving Note

EXHIBIT B

Form of Amended and Restated MB Note